UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2026

ZONE FRONTIER INC.
(Exact name of registrant as specified in its charter)

Nevada	001-42033	88-4042082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5718 Westheimer Road, Suite 1000, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

(713) 352-3977
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock of Zone Frontier Inc., par value $0.0001 per share	ZONE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 24, 2026, a subsidiary of Zone Frontier Inc., a Nevada corporation (the “Company” or “ZONE”), entered into a Ground Lease Agreement (the “Ground Lease”) with GKC Operating, LLC, a Texas limited liability company (the “Landlord”), covering approximately 4,077 acres of land in Potter County, Texas. The Ground Lease secures the land, water, and development rights for the Company’s West Texas data center campus, which is being developed in partnership with HST Technologies, Inc., the AI infrastructure platform provider. The key terms of the Ground Lease are summarized below.

Premises. The Ground Lease covers approximately 4,077 acres, of which the Company may designate between 200 and 800 acres for data center facilities and related infrastructure (the “Data Center Site Area”) and at least 1,800 acres for solar generation, battery storage, and supporting infrastructure (the “Solar Site Area”). The remaining acreage is available for any lawful use, including power generation and related infrastructure, and, the Company believes, natural gas-fired generation to supplement solar and battery storage and support expansion of the campus over time. The property surrounds the existing Potter County 345 kV substation of Southwestern Public Service Company (an Xcel Energy company) in the Southwest Power Pool region.

Term. The Ground Lease has an initial term of 30 years from the rent commencement date, with two 10-year extension options.

Rent. Base rent for the Data Center Site Area is $6,000 per acre per year, and base rent for the Solar Site Area is $1,000 per acre per year. Base rent for each site area begins only upon the start of construction on that area. The Ground Lease does not require the Company to begin construction by any particular date, and the decision whether and when to begin construction on each site area rests solely with the Company, allowing the Company to secure tenants and financing before rent begins. If construction has not begun on a site area within 48 months after the effective date, the Landlord’s remedy is to terminate the Ground Lease and the purchase option as to that site area. Rent is subject to annual escalation based on a five-year rolling average increase in the Consumer Price Index. The Ground Lease is structured as an absolute triple net lease.

Revenue Share. The Company will pay the Landlord a revenue share equal to 0.5% of data center revenue, which will be eliminated in its entirety upon the exercise of the purchase option described below.

Purchase Option. The Ground Lease grants the Company an option to purchase the Data Center Site Area at a price of $100,000 per acre if exercised before the commercial operation date of on-site power generation, or $135,000 per acre if exercised on or after that date. The Company is not required to purchase any other portion of the property. Upon purchase, the Ground Lease terminates as to the purchased acreage, rent and the revenue share abate as to that acreage, and the Ground Lease continues as to the remaining acreage. The Company may also, on 30 days’ notice and subject to the minimum and maximum site area acreage requirements, release any parcel or part of a parcel it doesn’t need, ending its obligations as to the released acreage.

Water Supply. The Ground Lease includes a long-term water supply agreement, co-terminous with the lease term (including extensions), drawing on the water rights appurtenant to the property.

Earnest Deposit. Under the Ground Lease, the Company, upon recording of the Memorandum of the Lease in Potter County, will deposit with the title company $250,000 into an interest-bearing escrow account. The deposit will be credited against the purchase price if the purchase option is exercised. It is fully refundable if the Company terminates before the end of the inspection period, except that 20% becomes non-refundable if the Company extends the inspection period.

Conditions Precedent. The commencement of the Ground Lease is subject to conditions precedent for the Company’s benefit, which only the Company may waive. These include receipt of acceptable title, utility commitments for at least 200 MW of firm service, water supply commitments, an interconnection agreement, required governmental approvals, and the Company’s satisfactory completion of diligence. The Company controls a one-year inspection period, which it may extend by one additional year. During that period it may conduct feasibility, physical and environmental studies on the property. Before the inspection period ends, the Company may terminate the Ground Lease in its sole and absolute discretion and receive a refund of its deposit, subject to the partial non-refundability described above. If construction has not commenced on a site area within 48 months of the effective date, the Landlord may terminate the Ground Lease and the purchase option with respect to that site area.

Guaranty. The Company has guaranteed its subsidiary’s obligations under the Ground Lease. The guaranty covers only obligations the subsidiary actually owes under the Ground Lease. Those obligations are substantially limited unless and until the conditions precedent are satisfied or waived by the Company and construction begins. In particular, the Ground Lease does not commence until the conditions precedent are satisfied or waived by the Company, and no base rent accrues on a site area until the Company begins construction there. Before the end of the inspection period, the Company may terminate the Ground Lease in its sole discretion. The Company may also release any unneeded acreage on 30 days’ notice.

The foregoing description of the Ground Lease does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement. A copy of the Ground Lease will not be filed as an exhibit to this Current Report on Form 8-K, but will instead be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter in which such agreement was entered into, and will be incorporated herein by reference upon such filing.

Item 8.01 Other Events.

On September 29, 2026, the Company issued a press release announcing the execution of the Ground Lease. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the anticipated benefits, timing, and development of the Company’s West Texas data center campus, anticipated capital commitments and construction timelines, the Company’s ability to secure tenants and obtain power, grid interconnection, water, and other utility inputs on acceptable terms and timelines, the Company’s exercise of any purchase or extension options under the Ground Lease, and the expected financial and operational results of the project. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ include, among others: the Company’s ability to secure tenants for the Texas data center campus; the Company’s ability to obtain sufficient power, grid interconnection, water, permits, and other approvals on acceptable terms and timelines; the adequacy, availability, and enforceability of the water rights appurtenant to the property; the Company’s ability to satisfy its obligations under the Ground Lease and related agreements; risks related to the Company’s ability to exercise the purchase option or extension options, including satisfaction of applicable conditions; construction, development, and permitting risks; market conditions for data center capacity; tenant demand and credit risk; utility and interconnection delays; changes in laws, regulations, or government policies; and other factors described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2026	ZONE FRONTIER INC.

/s/ Tyler Hassen
	Name:	Tyler Hassen
	Title:	Chief Executive Officer

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